Exhibit 99.1

News Release
TransUnion Announces Strong Fourth Quarter 2019 Results

CHICAGO, February 18, 2020 - TransUnion (NYSE: TRU) (the “Company”) today announced financial results for the quarter and year ended December 31, 2019.
Fourth Quarter 2019 Results
Revenue:

•
Total revenue for the quarter was $686 million, an increase of 12 percent (12 percent on a constant currency basis, 12 percent on an organic constant currency basis) compared with the fourth quarter of 2018.

•
Adjusted Revenue, which removes the impact of deferred revenue purchase accounting reductions and other adjustments to revenue for our recently acquired entities, was also $686 million for the quarter, an increase of 10 percent (10 percent on a constant currency basis, 10 percent on an organic constant currency basis, 11 percent on an organic constant currency basis excluding last year’s incremental credit monitoring revenue due to a breach at a competitor) compared with the fourth quarter of 2018.

Earnings:

•
Net income attributable to TransUnion was $83 million for the quarter, compared with $102 million for the fourth quarter of 2018. Diluted earnings per share was $0.43, compared with $0.53 for the fourth quarter of 2018.

•
Adjusted Net Income was $144 million for the quarter, compared with $126 million for the fourth quarter of 2018. Adjusted Diluted Earnings per Share for the quarter was $0.75, compared with $0.66 for the fourth quarter of 2018.

•
Adjusted EBITDA was $275 million for the quarter, an increase of 11 percent (11 percent on a constant currency basis, 11 percent on an organic constant currency basis) compared with the fourth quarter of 2018. Adjusted EBITDA margin was 40.2 percent, compared with 39.9 percent for the fourth quarter of 2018.

“TransUnion delivered a strong conclusion to the year with double-digit organic Adjusted Revenue, Adjusted EBITDA and Adjusted Diluted EPS growth in the fourth quarter,” said Chris Cartwright, President and CEO. “This quarter caps another outstanding year for TransUnion. In addition to our financial performance, we continue to evolve our organization, invest aggressively in innovation and critical capabilities, and fund strategic acquisitions while also reducing our debt with $400 million of prepayments over the past 13 months.”
“Today, we also announced an accelerated technology investment in our infrastructure, platform and processes that will allow us to increasingly refactor our applications to be more secure, reliable and performant by leveraging a hybrid public-private cloud approach.”
“As we look forward, I am highly confident that TransUnion is well positioned for another strong year in 2020 and that our ongoing investments set us up for long-term attractive performance,” Cartwright added.

Fourth Quarter 2019 Segment Results
U.S. Markets
U.S. Markets revenue was $415 million, an increase of 12 percent (12 percent on an organic basis) compared with the fourth quarter of 2018. U.S. Markets Adjusted Revenue increased 12 percent (11 percent on an organic basis).

•	Financial Services revenue was $222 million, an increase of 16 percent (16 percent on an organic basis) compared with the fourth quarter of 2018.

•
Emerging Verticals revenue, which includes Healthcare, Insurance and all other verticals, was $193 million, an increase of 8 percent (7 percent on an organic basis) compared with the fourth quarter of 2018. Emerging Verticals Adjusted Revenue increased 7 percent (6 percent on an organic basis).

Adjusted EBITDA was $166 million, an increase of 17 percent (17 percent on an organic basis) compared with the fourth quarter of 2018.
International
International revenue was $166 million, an increase of 18 percent (19 percent on a constant currency basis) compared with the fourth quarter of 2018. International Adjusted Revenue was also $166 million, an increase of 10 percent (11 percent on a constant currency basis) compared with the fourth quarter of 2018 Adjusted Revenue.

•	Canada revenue was $28 million, an increase of 12 percent (12 percent on a constant currency basis) compared with the fourth quarter of 2018.

•	Latin America revenue was $26 million, a decrease of 2 percent (an increase of 4 percent on a constant currency basis) compared with the fourth quarter of 2018.

•
United Kingdom revenue was $50 million. Adjusted Revenue was also $50 million, an increase of 12 percent (12 percent on a constant currency basis) compared with the fourth quarter of 2018 Adjusted Revenue.

•	Africa revenue was $17 million, an increase of 1 percent (5 percent on a constant currency basis) compared with the fourth quarter of 2018.

•	India revenue was $28 million, an increase of 27 percent (25 percent on a constant currency basis) compared with the fourth quarter of 2018.

•	Asia Pacific revenue was $17 million, an increase of 9 percent (8 percent on a constant currency basis) compared with the fourth quarter of 2018.
Adjusted EBITDA was $70 million, an increase of 13 percent (14 percent on a constant currency basis) compared with the fourth quarter of 2018.
Consumer Interactive
Consumer Interactive revenue was $123 million, an increase of 2 percent compared with the fourth quarter of 2018.
Adjusted EBITDA was $63 million, relatively flat compared with the fourth quarter of 2018.
Full Year 2019 Results
Total revenue for the year was $2.656 billion, an increase of 15 percent compared with 2018 (16 percent on a constant currency basis, 11 percent on an organic constant currency basis). Adjusted Revenue was $2.662 billion for the year, an increase of 14 percent compared with 2018 (14 percent on a constant currency basis, 9 percent on an organic constant currency basis). Acquisitions accounted for a 5 percent increase in revenue and a 5 percent increase in Adjusted Revenue.
Net income attributable to TransUnion was $347 million for the year, compared with $277 million for 2018. Diluted earnings per share was $1.81 for the year, compared with $1.45 in 2018. Adjusted Net Income was $536 million, compared with $477 million in 2018. Adjusted Diluted Earnings per Share was $2.79 for the year, compared with $2.50 in 2018.

Adjusted EBITDA for the year was $1.059 billion, an increase of 15 percent compared with 2018 (17 percent on a constant currency basis, 12 percent on an organic constant currency basis). Adjusted EBITDA margin for the year was 39.8 percent, compared with 39.1 percent in 2018.
Liquidity and Capital Resources
Cash and cash equivalents were $274 million at December 31, 2019 and $187 million at December 31, 2018. Total debt, including the current portion of long-term debt, was $3.657 billion at December 31, 2019 and $4.048 billion at December 31, 2018.
For the twelve months ended December 31, 2019 cash provided by continuing operations was $784 million compared with $559 million in 2018. The increase was due primarily to the increase in operating performance, partially offset by an increase in interest expense resulting from the increase in outstanding debt due to our 2018 acquisitions. Cash used in investing activities was $204 million compared with $2.018 billion in 2018. The change in cash from investing activities was due primarily to significantly lower cash used for acquisitions and the proceeds from the sale of the Callcredit discontinued operations, partially offset by an increase in capital expenditures. Capital expenditures were $198 million compared with $180 million in 2018. Cash used in financing activities was $487 million compared with a source of cash of $1.540 billion in 2018. The change in cash from financing activities was due primarily to the loan proceeds borrowed in 2018 to fund our acquisitions, partially offset by $340 million of prepayments made on our outstanding debt in 2019 compared with $60 million in 2018, $39 million of cash used to pay employee withholding taxes on restricted stock that vested during the year that we have recorded as treasury stock, and one additional quarterly dividend payment made in 2019 compared with 2018.
2020 Full Year Outlook
GAAP Outlook: For 2020, revenue is expected to be between $2.857 billion and $2.872 billion, an increase of 8 percent compared with 2019. Net income attributable to TransUnion is expected to be between $384 million and $392 million, an increase of 11 to 13 percent. Diluted earnings per share is expected to be between $1.99 and $2.03, an increase of 10 to 12 percent.
The revenue growth includes an immaterial impact from an acquisition that closed in the prior year.
Adjusted Outlook: For 2020, Adjusted Revenue is expected to be between $2.857 billion and $2.872 billion, an increase of 7 to 8 percent compared with 2019. Adjusted EBITDA is expected to be between $1.141 billion and $1.151 billion, an increase of 8 to 9 percent. Adjusted Diluted Earnings per Share is expected to be between $3.14 and $3.18, an increase of 13 to 14 percent.
The Adjusted Revenue growth includes an immaterial impact from an acquisition that closed in the prior year. The Adjusted Revenue and Adjusted EBITDA growth rates include approximately 50 basis points of benefit from foreign exchange rates.
2020 First Quarter Outlook
GAAP Outlook: For the first quarter of 2020, revenue is expected to be between $681 million and $685 million, an increase of 10 to 11 percent compared with 2019. Net income attributable to TransUnion is expected to be between $87 million and $88 million, an increase of 22 to 25 percent. Diluted earnings per share is expected to be between $0.45 and $0.46, an increase of 21 to 24 percent.
The revenue growth includes an immaterial impact from an acquisition that closed in the prior year.
Adjusted Outlook: For the first quarter of 2020, Adjusted Revenue is expected to be between $681 million and $685 million, an increase of 9 to 10 percent compared with 2019. Adjusted EBITDA is expected to be between $261 million and $264 million, an increase of 9 to 10 percent. Adjusted Diluted Earnings per Share is expected to be between $0.69 and $0.70, an increase of 15 to 17 percent.
The Adjusted Revenue growth includes an immaterial impact from an acquisition that closed in the prior year. The Adjusted Revenue and Adjusted EBITDA growth rates include an immaterial impact from foreign exchange rates.

Earnings Webcast Details
In conjunction with this release, TransUnion will host a conference call and webcast today at 8:00 a.m. Central Time to discuss the business results for the quarter and certain forward-looking information. This session may be accessed at www.transunion.com/tru. A replay of the call will also be available at this website following the conclusion of the call.
About TransUnion
TransUnion is a leading global information and insights company that strives to make trust possible between businesses and consumers, working to ensure that each person is reliably and safely represented in the marketplace. The Company provides consumer reports, actionable insights and analytics such as credit and other scores, and decisioning capabilities to businesses. Businesses embed its solutions into their process workflows to acquire new customers, assess consumer ability to pay for services, identify cross-selling opportunities, measure and manage debt portfolio risk, collect debt, verify consumer identities and investigate potential fraud. Consumers use its solutions to view their credit profiles and access analytical tools that help them understand and manage their personal information and take precautions against identity theft.
Availability of Information on TransUnion’s Website
Investors and others should note that TransUnion routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the TransUnion Investor Relations website. While not all of the information that the Company posts to the TransUnion Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in TransUnion to review the information that it shares on www.transunion.com/tru.
Non-GAAP Financial Measures
This earnings release presents constant currency growth rates assuming foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates. This earnings release also presents organic constant currency growth rates, which assumes consistent foreign currency exchange rates between years and also eliminates the impact of our recent acquisitions. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates and the impacts of recent acquisitions.
This earnings release also presents Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Effective Tax Rate, Adjusted Net Income (Loss) and Adjusted Diluted Earnings per Share for all periods presented. These are important financial measures for the Company but are not financial measures as defined by GAAP. We present Adjusted Revenue as a supplemental measure of revenue because we believe it provides a basis to compare revenue between periods. We present Adjusted EBITDA and Adjusted Net Income as supplemental measures of our operating performance because these measures eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. Adjusted EBITDA is also a measure frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours. Our board of directors and executive management team use Adjusted Revenue and Adjusted EBITDA as compensation measures. Under the credit agreement governing our senior secured credit facility, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to a ratio based on Adjusted EBITDA. These financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of GAAP. Other companies in our industry may define or calculate these measures differently than we do, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP, including operating income, operating margin, effective tax rate, net income (loss) attributable to the Company, earnings per share or cash provided by operating activities. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the attached Schedules.
We define Adjusted Revenue as GAAP revenue adjusted for certain acquisition-related deferred revenue and non-core contract-related revenue as further discussed in the footnotes of the attached Schedules 1, 2, and 3. Beginning in the third quarter of 2019, we no longer have these adjustments to revenue. We define Adjusted EBITDA as net income (loss) attributable to TransUnion plus (less) loss (income) from discontinued operations, plus net interest expense, plus (less) provision (benefit) for income taxes, plus depreciation and amortization, plus (less) the revenue adjustments included in Adjusted Revenue, plus stock-based compensation, plus mergers, acquisitions, divestitures and business optimization-related expenses including Callcredit integration-related expenses, plus (less) certain other expenses (income). We define Adjusted Net Income as net income (loss) attributable to TransUnion plus (less) loss (gain) from discontinued operations, plus (less) the revenue adjustments included in Adjusted Revenue, plus stock-based compensation, plus mergers, acquisitions, divestitures and business optimization-related expenses including Callcredit integration-related expenses, plus (less) certain other expenses (income), plus amortization of certain intangible assets, plus or minus the related changes in provision for income taxes, less any one-time tax provision benefits from the Tax Cuts and Jobs Act. We define Adjusted Diluted Earnings per Share as Adjusted Net Income divided by the weighted-average diluted shares outstanding. The above definitions apply to our calculations for the periods shown on schedules 1 through 6.
Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this earnings release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “guidance,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” or the negative of these words and other similar expressions. Factors that could cause actual results to differ materially from those described in the forward-looking statements include macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; our ability to provide competitive services and prices; our ability to retain or renew existing agreements with large or long-term customers; our ability to maintain the security and integrity of our data; our ability to deliver services timely without interruption; our ability to maintain our access to data sources; government regulation and changes in the regulatory environment; litigation or regulatory proceedings; regulatory oversight of “critical activities”; our ability to effectively manage our costs; economic and political stability in the United States and international markets where we operate; our ability to effectively develop and maintain strategic alliances and joint ventures; our ability to timely develop new services and the market’s willingness to adopt our new services; our ability to manage and expand our operations and keep up with rapidly changing technologies; our ability to make acquisitions, successfully integrate the operations of acquired businesses and realize the intended benefits of such acquisitions; our ability to protect and enforce our intellectual property, trade secrets and other forms of unpatented intellectual property; our ability to defend our intellectual property from infringement claims by third parties; the ability of our outside service providers and key vendors to fulfill their obligations to us; further consolidation in our end-customer markets; the increased availability of free or inexpensive consumer information; losses against which we do not insure; our ability to make timely payments of principal and interest on our indebtedness; our ability to satisfy covenants in the agreements governing our indebtedness; our ability to maintain our liquidity; share repurchase plans; our reliance on key management personnel; and other one-time events and other factors that can be found in our Annual Report on Form 10-K for the year ended December 31, 2018, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission and are available on TransUnion’s website (www.transunion.com/tru) and on the Securities and Exchange Commission’s website (www.sec.gov). Many of these factors are beyond our control. The forward-looking statements contained in this earnings release speak only as of the date of this earnings release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this earnings release.
In addition to factors previously disclosed in TransUnion’s reports filed with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: failure to realize the benefits expected from the recent business acquisitions; the effects of pending and future legislation; risks related to disruption of management time from ongoing business operations due to the recent business acquisitions; macroeconomic factors beyond TransUnion’s control; risks related to TransUnion’s indebtedness and other consequences associated with mergers, acquisitions and divestitures, and legislative and regulatory actions and reforms.
For More Information

E-mail:	Investor.Relations@transunion.com

Telephone:	312.985.2860

Exhibit 99.1

TRANSUNION AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
(in millions, except per share data)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$274.1	$187.4
Trade accounts receivable, net of allowance of $19.0 and $13.5	443.9	456.8
Other current assets	170.2	136.5
Current assets of discontinued operations	—	60.8
Total current assets	888.2	841.5
Property, plant and equipment, net of accumulated depreciation and amortization of $454.4 and $366.2	219.0	220.3
Goodwill	3,377.8	3,293.6
Other intangibles, net of accumulated amortization of $1,482.1 and $1,206.7	2,391.9	2,548.1
Other assets	236.3	136.3
Total assets	$7,113.2	$7,039.8
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$176.2	$169.9
Short-term debt and current portion of long-term debt	58.7	71.7
Other current liabilities	336.5	284.1
Current liabilities of discontinued operations	—	22.8
Total current liabilities	571.4	548.5
Long-term debt	3,598.3	3,976.4
Deferred taxes	439.1	478.0
Other liabilities	165.0	54.7
Total liabilities	4,773.8	5,057.6
Stockholders’ equity:
Common stock, $0.01 par value; 1.0 billion shares authorized at December 31, 2019 and December 31, 2018; 193.5 million and 190.0 million shares issued as of December 31, 2019 and December 31, 2018, respectively; and 188.7 million and 185.7 million shares outstanding as of December 31, 2019 and December 31, 2018, respectively	1.9	1.9
Additional paid-in capital	2,022.3	1,947.3
Treasury stock at cost; 4.8 and 4.2 million shares at December 31, 2019 and December 31, 2018, respectively	(179.2)	(139.9)
Retained earnings	652.0	363.1
Accumulated other comprehensive loss	(251.6)	(282.7)
Total TransUnion stockholders’ equity	2,245.4	1,889.7
Noncontrolling interest	94.0	92.5
Total stockholders’ equity	2,339.4	1,982.2
Total liabilities and stockholders’ equity	$7,113.2	$7,039.8

Exhibit 99.1

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue	$685.6	$613.1	$2,656.1	$2,317.2
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	228.9	211.2	874.1	790.1
Selling, general and administrative	211.3	183.1	812.1	707.7
Depreciation and amortization	90.7	88.1	362.1	306.9
Total operating expenses	530.9	482.4	2,048.3	1,804.7
Operating income	154.7	130.8	607.8	512.5
Non-operating income and (expense)
Interest expense	(40.0)	(45.0)	(173.6)	(137.5)
Interest income	2.1	2.0	7.5	5.5
Earnings from equity method investments	3.0	1.5	13.2	9.9
Other income and (expense), net	(13.7)	(1.3)	(14.4)	(46.9)
Total non-operating income and (expense)	(48.6)	(42.8)	(167.3)	(169.0)
Income from continuing operations before income taxes	106.2	87.9	440.5	343.5
Provision for income taxes	(19.7)	17.6	(83.9)	(54.5)
Income from continuing operations	86.5	105.5	356.6	289.0
Discontinued operations, net of tax	—	(0.1)	(4.6)	(1.5)
Net income	86.5	105.5	352.0	287.5
Less: net (income) loss attributable to the noncontrolling interests	(3.6)	(3.3)	(5.1)	(10.9)
Net income attributable to TransUnion	$82.9	$102.1	$346.9	$276.6

Income from continuing operations	$86.5	$105.5	$356.6	$289.0
Less: income from continuing operations attributable to noncontrolling interests	(3.6)	(3.3)	(5.1)	(10.9)
Income from continuing operations attributable to TransUnion	82.9	102.2	351.5	278.1
Discontinued operations, net of tax	—	(0.1)	(4.6)	(1.5)
Net income attributable to TransUnion	$82.9	$102.1	$346.9	$276.6

Basic earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.44	$0.55	$1.87	$1.51
Discontinued operations, net of tax	—	—	(0.02)	(0.01)
Net Income attributable to TransUnion	$0.44	$0.55	$1.85	$1.50
Diluted earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.43	$0.53	$1.83	$1.46
Discontinued operations, net of tax	—	—	(0.02)	(0.01)
Net Income attributable to TransUnion	$0.43	$0.53	$1.81	$1.45
Weighted-average shares outstanding:
Basic	188.5	185.5	187.8	184.6
Diluted	192.2	191.0	191.8	190.9
As a result of displaying amounts in millions, rounding differences may exist in the table above.

Exhibit 99.1

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Twelve Months Ended December 31,
	2019	2018

Cash flows from operating activities:
Net income	$352.0	$287.5
Add: loss from discontinued operations, net of tax	4.6	1.5
Income from continuing operations	356.6	289.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	362.1	306.9
Loss on debt financing transactions	15.0	12.0
Net (gain) impairment from adjustments to the carrying value of investments in nonconsolidated affiliates and assets-held-for-sale	(17.5)	1.5
Equity in net income of affiliates, net of dividends	(2.9)	(0.1)
Deferred taxes	(22.5)	(69.0)
Amortization of discount and deferred financing fees	6.0	4.8
Stock-based compensation	51.0	57.9
Provision for losses on trade accounts receivable	10.0	8.6
Other	3.4	3.2
Changes in assets and liabilities:
Trade accounts receivable	7.3	(113.8)
Other current and long-term assets	(26.5)	17.1
Trade accounts payable	5.7	20.7
Other current and long-term liabilities	36.3	20.6
Cash provided by operating activities of continuing operations	784.0	559.4
Cash used in operating activities of discontinued operations	(7.3)	(3.7)
Cash provided by operating activities	776.7	555.7
Cash flows from investing activities:
Capital expenditures	(198.5)	(180.1)
Proceeds from sale of other investments	35.9	24.3
Purchases of other investments	(31.4)	(31.8)
Acquisitions and purchases of noncontrolling interests, net of cash acquired	(46.3)	(1,828.4)
Proceeds from disposals of discontinued operations, net of cash on hand	40.3	(0.4)
Other	(3.9)	(1.2)
Cash used in investing activities of continuing operations	(203.9)	(2,017.6)
Cash used in investing activities of discontinued operations	—	(0.1)
Cash used in investing activities	(203.9)	(2,017.7)
Cash flows from financing activities:
Proceeds from refinance of Senior Secured Term Loans	3,750.0	1,800
Payments from refinance of Senior Secured Term Loans	(3,759.1)	—
Proceeds from senior secured revolving line of credit	—	125.0
Payments of senior secured revolving line of credit	—	(210.0)
Repayments of debt	(389.0)	(114.3)
Debt financing fees	(11.2)	(33.8)
Proceeds from issuance of common stock and exercise of stock options	24.4	26.2
Dividends to stockholders	(56.8)	(41.6)
Distributions to noncontrolling interests	(3.9)	(10.1)
Employee taxes paid on restricted stock units recorded as treasury stock	(39.2)	(1.2)
Other	(1.9)	—
Cash provided by (used in) financing activities	(486.7)	1,540.2
Effect of exchange rate changes on cash and cash equivalents	0.6	(6.6)
Net change in cash and cash equivalents	86.7	71.6
Cash and cash equivalents, beginning of period	187.4	115.8
Cash and cash equivalents, end of period	$274.1	$187.4

As a result of displaying amounts in millions, rounding differences may exist in the table above.

Exhibit 99.1

SCHEDULE 1
TRANSUNION AND SUBSIDIARIES
Revenue, Adjusted Revenue, and Adjusted EBITDA growth rates as Reported, CC, Inorganic, Organic and Organic CC (Unaudited)

	For the Three Months Ended December 30, 2019 compared with the Three Months Ended December 30, 2018
	Reported	CC Growth(2)	Inorganic(1,3)	Organic Growth(4)	Organic CC Growth(5)
Revenue:
Consolidated(1)	11.8%	12.1%	0.3%	11.5%	11.7%
U.S. Markets	12.3%	12.3%	0.6%	11.7%	11.7%
Financial Services	16.5%	16.5%	—%	16.5%	16.5%
Emerging Verticals	7.8%	7.8%	1.2%	6.6%	6.6%
International(1)	17.7%	18.8%	—%	17.7%	18.8%
Canada	11.5%	11.5%	—%	11.5%	11.5%
Latin America	(1.6)%	4.2%	—%	(1.6)%	4.2%
United Kingdom(1)	nm	nm	nm	nm	nm
Africa	1.3%	4.6%	—%	1.3%	4.6%
India	26.8%	25.2%	—%	26.8%	25.2%
Asia Pacific	8.9%	7.8%	—%	8.9%	7.8%
Consumer Interactive	1.5%	1.5%	—%	1.5%	1.5%

Adjusted Revenue:
Consolidated(1)	10.0%	10.2%	0.3%	9.6%	9.9%
U.S. Markets	12.0%	12.0%	0.6%	11.4%	11.4%
Financial Services	16.5%	16.5%	—%	16.5%	16.5%
Emerging Verticals	7.3%	7.3%	1.1%	6.1%	6.1%
International(1)	10.3%	11.3%	—%	10.3%	11.3%
Canada	11.5%	11.5%	—%	11.5%	11.5%
Latin America	(1.6)%	4.2%	—%	(1.6)%	4.2%
United Kingdom(1)	12.1%	12.2%	—%	12.1%	12.2%
Africa	1.3%	4.6%	—%	1.3%	4.6%
India	26.8%	25.2%	—%	26.8%	25.2%
Asia Pacific	8.9%	7.8%	—%	8.9%	7.8%
Consumer Interactive	1.5%	1.5%	—%	1.5%	1.5%

Adjusted EBITDA:
Consolidated(1)	10.7%	10.9%	(0.2)%	10.9%	11.1%
U.S. Markets	16.8%	16.8%	(0.3)%	17.1%	17.1%
International(1)	13.0%	13.8%	—%	13.0%	13.8%
Consumer Interactive	0.3%	0.3%	—%	0.3%	0.3%

Exhibit 99.1

SCHEDULE 1
TRANSUNION AND SUBSIDIARIES
Revenue, Adjusted Revenue, and Adjusted EBITDA growth rates as Reported, CC, Inorganic, Organic and Organic CC (Unaudited)

	For the Twelve Months Ended December 30, 2019 compared with the Twelve Months Ended December 30, 2018
	Reported	CC Growth(2)	Inorganic(1,3)	Organic Growth(4)	Organic CC Growth(5)
Revenue:
Consolidated(1)	14.6%	15.6%	5.1%	9.6%	10.5%
U.S. Markets	11.4%	11.4%	3.1%	8.4%	8.4%
Financial Services	11.0%	11.0%	1.1%	9.8%	9.8%
Emerging Verticals	11.9%	11.9%	5.2%	6.7%	6.7%
International(1)	32.0%	36.8%	15.5%	16.5%	21.3%
Canada	8.4%	10.8%	—%	8.4%	10.8%
Latin America	1.9%	9.4%	—%	1.9%	9.4%
United Kingdom(1)	nm	nm	nm	nm	nm
Africa	(4.7)%	4.2%	—%	(4.7)%	4.2%
India	32.1%	36.4%	—%	32.1%	36.4%
Asia Pacific	4.3%	3.9%	—%	4.3%	3.9%
Consumer Interactive	4.6%	4.6%	—%	4.6%	4.6%

Adjusted Revenue:
Consolidated(1)	13.5%	14.5%	5.2%	8.3%	9.2%
U.S. Markets	11.3%	11.3%	3.1%	8.2%	8.2%
Financial Services	11.0%	11.0%	1.1%	9.8%	9.8%
Emerging Verticals	11.6%	11.7%	5.2%	6.4%	6.4%
International(1)	26.2%	30.7%	15.7%	10.5%	15.0%
Canada	8.4%	10.8%	—%	8.4%	10.8%
Latin America	1.9%	9.4%	—%	1.9%	9.4%
United Kingdom(1)	nm	nm	nm	nm	nm
Africa	(4.7)%	4.2%	—%	(4.7)%	4.2%
India	32.1%	36.4%	—%	32.1%	36.4%
Asia Pacific	4.3%	3.9%	—%	4.3%	3.9%
Consumer Interactive	4.6%	4.6%	—%	4.6%	4.6%

Adjusted EBITDA:
Consolidated(1)	15.5%	16.5%	4.1%	11.3%	12.4%
U.S. Markets	15.3%	15.3%	1.0%	14.3%	14.3%
International(1)	33.7%	38.5%	16.7%	17.0%	21.8%
Consumer Interactive	4.6%	4.6%	—%	4.6%	4.6%
nm: not meaningful

(1)
Our 2018 consolidated, International segment and United Kingdom region revenue, Adjusted Revenue and Adjusted EBITDA include the activity of Callcredit from June 19, 2018, the date of acquisition. As Callcredit was acquired mid-way through 2018, the comparability of our results is obscured between periods.

(2)
CC (constant currency) growth rates assume foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.

(3)	Inorganic growth rate represents growth attributable to the first twelve months of activity for recent business acquisitions.

(4)	Organic growth rate is the reported growth rate less the inorganic growth rate.

(5)	Organic CC growth rate is the CC growth rate less inorganic growth rate.

Exhibit 99.1

SCHEDULE 2
TRANSUNION AND SUBSIDIARIES
Consolidated and Segment Revenue, Adjusted Revenue, Adjusted EBITDA, and Adjusted EBITDA Margins (Unaudited)
(dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue and Adjusted Revenue:
U.S. Markets gross revenue
Financial Services	$221.6	$190.3	$849.0	$765.1
Emerging Verticals	193.1	179.2	760.6	679.6
Total U.S. Markets gross revenue	414.7	369.4	1,609.6	1,444.7
Acquisition revenue - related adjustments(1)	—	0.9	0.4	2.0
U.S. Markets gross Adjusted Revenue	$414.7	$370.3	$1,610.0	$1,446.7

International gross revenue
Canada	28.5	25.5	104.1	96.0
Latin America	26.3	26.7	104.2	102.3
UK	50.4	35.4	186.7	71.3
Africa	16.5	16.3	61.2	64.2
India	28.1	22.1	108.1	81.8
Asia Pacific	16.7	15.4	59.1	56.7
Total International gross revenue	166.4	141.4	623.5	472.4
Acquisition revenue - related adjustments(1)	—	9.5	5.6	26.1
International Adjusted Revenue	$166.4	$150.9	$629.1	$498.5

Consumer Interactive gross revenue	$123.1	$121.3	$497.8	$475.8

Less: intersegment eliminations
U.S. Markets	(17.0)	(17.6)	(68.7)	(70.0)
International	(1.3)	(1.2)	(5.1)	(5.1)
Consumer Interactive	(0.3)	(0.2)	(1.0)	(0.7)
Total intersegment eliminations	(18.6)	(19.0)	(74.8)	(75.7)

Total revenue, as reported	$685.6	$613.1	$2,656.1	$2,317.2
Acquisition revenue-related adjustments(1)	—	10.4	5.9	28.1
Consolidated Adjusted Revenue	$685.6	$623.5	$2,662.0	$2,345.3

Adjusted EBITDA:
U.S. Markets	$165.7	$141.9	$664.2	$576.1
International	69.5	61.5	258.1	193.0
Consumer Interactive	62.6	62.4	248.4	237.6
Corporate	(22.4)	(17.0)	(111.8)	(89.8)
Consolidated Adjusted EBITDA	$275.4	$248.8	$1,058.9	$916.9

Adjusted EBITDA margin:
U.S. Markets	40.0%	38.3%	41.3%	39.8%
International	41.8%	40.8%	41.0%	38.7%
Consumer Interactive	50.9%	51.5%	49.9%	49.9%
Consolidated	40.2%	39.9%	39.8%	39.1%
Segment Adjusted EBITDA margins are calculated using segment gross Adjusted Revenue and segment Adjusted EBITDA. Consolidated Adjusted EBITDA margin is calculated using consolidated Adjusted Revenue and consolidated Adjusted EBITDA.

Exhibit 99.1

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Reconciliation of net income attributable to TransUnion to consolidated Adjusted EBITDA:
Net income attributable to TransUnion	$82.9	$102.1	$346.9	$276.6
Discontinued operations, net of tax	—	0.1	4.6	1.5
Net income from continuing operations attributable to TransUnion	82.9	102.2	351.5	278.1
Net interest expense	37.9	43.0	166.1	132.0
Provision for income taxes	19.7	(17.6)	83.9	54.5
Depreciation and amortization	90.7	88.1	362.1	306.9
EBITDA	231.1	215.7	963.6	771.5
Adjustments to EBITDA:
Acquisition-related revenue adjustments(1)	—	10.4	5.9	28.1
Stock-based compensation(2)	22.5	18.2	58.1	61.4
Mergers and acquisitions, divestitures and business optimization(3)	9.4	3.4	1.7	38.7
Other(4)	12.4	1.1	29.7	17.2
Total adjustments to EBITDA	44.3	33.1	95.4	145.4
Consolidated Adjusted EBITDA	$275.4	$248.8	$1,058.9	$916.9
As a result of displaying amounts in millions, rounding differences may exist in the tables above and footnotes below.

(1)
This adjustment represents certain non-cash adjustments related to acquired entities, predominantly adjustments to increase revenue resulting from purchase accounting reductions to deferred revenue we record on the opening balance sheets of acquired entities. Deferred revenue results when a company receives payment in advance of fulfilling their performance obligations under contracts. Business combination accounting rules require us to record deferred revenue of acquired entities at fair value if we are obligated to perform any future services under these contracts. The fair value of this deferred revenue is determined based on the direct and indirect incremental costs of fulfilling our performance obligations under these contracts, plus a normal profit margin. Generally, this fair value calculation results in a reduction to the purchased deferred revenue balance. The above adjustment includes an estimate for the increase in revenue equal to the difference between what the acquired entities would have recorded as revenue and the lower revenue we record as a result of the reduced deferred revenue balance. This increase is partially offset by an estimated decrease to revenue for certain acquired non-core customer contracts that are not classified as discontinued operations that will expire within approximately one year from the date of acquisition. We present Adjusted Revenue as a supplemental measure of our revenue because we believe it provides meaningful information regarding our revenue and provides a basis to compare revenue between periods. In addition, our board of directors and executive management team use Adjusted Revenue as a compensation measure under our incentive compensation plans. The table above provides a reconciliation for revenue to Adjusted Revenue.

(2)	Consisted of stock-based compensation and cash-settled stock-based compensation.

(3)
For the three months ended December 31, 2019, consisted of the following adjustments: $5.3 million of Callcredit integration costs; a $1.7 million loss on assets of a small business in our United Kingdom region that are classified as held-for-sale; a $1.4 million loss on the impairment of a Cost Method investment; a $0.6 million adjustment to contingent consideration expense from previous acquisitions; $0.5 million of acquisition expenses; and a $(0.1) million reimbursement for transition services provided to the buyers of certain of our discontinued operations.

For the twelve months ended December 31, 2019, consisted of the following adjustments: a $(31.2) million gain on a Cost Method investment resulting from an observable price change for a similar investment of the same issuer; a $(0.5) million reimbursement for transition services provided to the buyers of certain of our discontinued operations; $15.8 million of Callcredit integration costs; a $10.0 million loss on the impairment of certain Cost Method investments; a $3.7 million loss on assets of a small business in our United Kingdom region that are classified as held-for-sale; $2.6 million of acquisition expense; and a $1.2 million adjustment to contingent consideration expense from previous acquisitions.
For the three months ended December 31, 2018, consisted of the following adjustments: $2.6 million of Callcredit integration costs; $0.5 million of acquisition expenses; and a $0.3 million adjustment to contingent consideration expense from previous acquisitions.

Exhibit 99.1

For the twelve months ended December 31, 2018, consisted of the following adjustments: $29.3 million of acquisition expenses; $6.8 million of Callcredit integration costs; a $2.3 million loss on the divestiture of a small business operation; a $0.4 million adjustment to contingent consideration expense from previous acquisitions; and $(0.1) million of miscellaneous.

(4)
In early July 2019, we determined that TransUnion Limited, a Hong Kong entity that is included in our International segment and in which we hold a 56.25 percent interest, was the victim of criminal fraud (the “Fraud Incident”). The Fraud Incident involved employee impersonation and fraudulent requests targeting TransUnion Limited, which resulted in a series of fraudulently-induced unauthorized wire transfers. In addition, we have incurred certain administrative expenses investigating the Fraud Incident and enhancing our controls. There was no impact on Adjusted EBITDA or Adjusted Net Income as the net impact of the Fraud Incident was added back to our non-GAAP financial measures.

For the three months ended December 31, 2019, consisted of the following adjustments: $13.0 million of fees related to the refinancing of our senior secured credit facility; $1.2 million of administrative expenses associated with the Fraud Incident offset by the $(0.3) million portion that is attributable to the non-controlling interest; $0.5 million of loan fees; $0.5 million of deferred loan fees written off as a result of the prepayments on our debt; a $(1.7) million gain from currency remeasurement; and a $(0.7) million reduction to expense for certain legal and regulatory matters.
For the twelve months ended December 31, 2019, consisted of the following adjustments: $20.8 million of expenses (including $3.0 million of administrative expenses) associated with the Fraud Incident offset by the $(7.3) million portion that is attributable to the non-controlling interest; $13.0 million of fees related to the refinancing of senior secured credit facility; $2.0 million of deferred loan fees written off as a result of the prepayments on our debt; $2.0 million of loan fees; and a $0.1 million loss from currency remeasurement; a $(0.7) million reduction to expense for certain legal and regulatory matters; and $(0.1) million of miscellaneous.
For the three months ended December 31, 2018, consisted of the following adjustments: $0.5 million loss from currency remeasurement; $0.5 million of loan fees; and $0.1 million of miscellaneous.
For the twelve months ended December 31, 2018, consisted of the following adjustments: $12.0 million of fees related to new financing under our senior secured credit facility; a $3.8 million loss from currency remeasurement; $1.6 million of loan fees; $0.5 million of fees incurred in connection with a secondary offering of shares of TransUnion common stock by certain of our stockholders; and a $(0.7) million mark-to-market gain related to ineffectiveness of our interest rate hedge.

Exhibit 99.1

SCHEDULE 3
TRANSUNION AND SUBSIDIARIES
Adjusted Net Income and Adjusted Earnings Per Share (Unaudited)
(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income from continuing operations attributable to TransUnion	$82.9	$102.2	$351.5	$278.1
Discontinued operations, net of tax	—	(0.1)	(4.6)	(1.5)
Net income attributable to TransUnion	$82.9	$102.1	$346.9	$276.6

Weighted-average shares outstanding:
Basic	188.5	185.5	187.8	184.6
Diluted	192.2	191.0	191.8	190.9

Basic earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.44	$0.55	$1.87	$1.51
Discontinued operations, net of tax	—	—	(0.02)	(0.01)
Net Income attributable to TransUnion	$0.44	$0.55	$1.85	$1.50
Diluted earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.43	$0.53	$1.83	$1.46
Discontinued operations, net of tax	—	—	(0.02)	(0.01)
Net Income attributable to TransUnion	$0.43	$0.53	$1.81	$1.45

Reconciliation of net income attributable to TransUnion to Adjusted Net Income:
Net income attributable to TransUnion	$82.9	$102.1	$346.9	$276.6
Discontinued operations	—	0.1	4.6	1.5
Net income from continuing operations attributable to TransUnion	82.9	102.2	351.5	278.1
Adjustments before income tax items:
Acquisition revenue-related adjustments (1)	—	10.4	5.9	28.1
Stock-based compensation(2)	22.5	18.2	58.1	61.4
Mergers and acquisitions, divestitures and business optimization(3)	9.4	3.4	1.7	38.7
Other(4)	12.0	0.5	27.9	15.5
Amortization of certain intangible assets(5)	48.9	54.0	206.6	181.0
Total adjustments before income tax items	92.8	86.5	300.1	324.7
Change in provision for income taxes per schedule 4	(32.2)	(62.6)	(115.6)	(125.7)
Adjusted Net Income	$143.5	$126.1	$536.0	$477.1

Weighted-average shares outstanding:
Basic	188.5	185.5	187.8	184.6
Diluted(6)	192.2	191.0	191.8	190.9

Adjusted Earnings per Share:
Basic	$0.76	$0.68	$2.85	$2.58
Diluted(6)	$0.75	$0.66	$2.79	$2.50

As a result of displaying amounts in millions, rounding differences may exist in the table above and footnotes below.

(1)
This adjustment represents certain non-cash adjustments related to acquired entities, predominantly adjustments to increase revenue resulting from purchase accounting reductions to deferred revenue we record on the opening balance sheets of acquired entities. Deferred revenue results when a company receives payment in advance of fulfilling their performance obligations under contracts. Business combination accounting rules require us to record deferred revenue of acquired entities at fair value if we are obligated to perform any future services under these contracts. The fair value of this deferred revenue is determined based on the direct and indirect incremental costs of fulfilling our performance obligations under these contracts, plus a normal profit margin. Generally, this fair value calculation results in a reduction to the purchased

Exhibit 99.1

deferred revenue balance. The above adjustment includes an estimate for the increase in revenue equal to the difference between what the acquired entities would have recorded as revenue and the lower revenue we record as a result of the reduced deferred revenue balance. This increase is partially offset by an estimated decrease to revenue for certain acquired non-core customer contracts that are not classified as discontinued operations that will expire within approximately one year from the date of acquisition. We present Adjusted Revenue as a supplemental measure of our revenue because we believe it provides meaningful information regarding our revenue and provides a basis to compare revenue between periods. In addition, our board of directors and executive management team use Adjusted Revenue as a compensation measure under our incentive compensation plans.

(2)	Consisted of stock-based compensation and cash-settled stock-based compensation.

(3)
For the three months ended December 31, 2019, consisted of the following adjustments: $5.3 million of Callcredit integration costs; a $1.7 million loss on assets of a small business in our United Kingdom region that are classified as held-for-sale; a $1.4 million loss on the impairment of a Cost Method investment; a $0.6 million adjustment to contingent consideration expense from previous acquisitions; $0.5 million of acquisition expenses; and a $(0.1) million reimbursement for transition services provided to the buyers of certain of our discontinued operations.

For the twelve months ended December 31, 2019, consisted of the following adjustments: a $(31.2) million gain on a Cost Method investment resulting from an observable price change for a similar investment of the same issuer; a $(0.5) million reimbursement for transition services provided to the buyers of certain of our discontinued operations; $15.8 million of Callcredit integration costs; a $10.0 million loss on the impairment of certain Cost Method investments; a $3.7 million loss on assets of a small business in our United Kingdom region that are classified as held-for-sale; $2.6 million of acquisition expenses; and a $1.2 million adjustment to contingent consideration expense from previous acquisitions.
For the three months ended December 31, 2018, consisted of the following adjustments: $2.6 million of Callcredit integration costs; $0.5 million of acquisition expenses; and a $0.3 million adjustment to contingent consideration expense from previous acquisitions.
For the twelve months ended December 31, 2018, consisted of the following adjustments: $29.3 million of acquisition expenses; $6.8 million of Callcredit integration costs; a $2.3 million loss on the divestiture of a small business operation; a $0.4 million adjustment to contingent consideration expense from previous acquisitions; and $(0.1) million of miscellaneous.

(4)
For the three months ended December 31, 2019, consisted of the following adjustments: $13.0 million of fees related to the refinancing of our senior secured credit facility; $1.2 million of administrative expenses associated with the Fraud Incident offset by the $(0.3) million portion that is attributable to the non-controlling interest; $0.5 million of deferred loan fees written off as a result of the prepayments on our debt; a $(1.7) million gain from currency remeasurement; and a $(0.7) million reduction to expense for certain legal and regulatory matters.

For the twelve months ended December 31, 2019, consisted of the following adjustments: $20.8 million of expenses (including $3.0 million of administrative expenses) associated with the Fraud Incident offset by the $(7.3) million portion that is attributable to the non-controlling interest; $13.0 million of fees related to the refinancing of our senior secured credit facility; $2.0 million of deferred loan fees written off as a result of the prepayments on our debt; a $0.1 million loss from currency remeasurement; and a $(0.7) million reduction to expense for certain legal and regulatory matters.
For the three months ended December 31, 2018, consisted of the following adjustments: $0.5 million loss from currency remeasurement of our foreign operations.
For the twelve months ended December 31, 2018, consisted of the following adjustments: $12.0 million of fees related to new financing under our senior secured credit facility; a $3.8 million loss from currency remeasurement of our foreign operations; $0.5 million of fees incurred in connection with a secondary offering of shares of TransUnion common stock by certain of our stockholders; and a $(0.7) million mark-to-market gain related to ineffectiveness of our interest rate hedge.

(5)	Consisted of amortization of intangible assets from our 2012 change in control and amortization of intangible assets established in business acquisitions after our 2012 change in control.

(6)
As of December 31, 2019, there were less than 0.1 million anti-dilutive weighted stock-based awards outstanding for the three and twelve month periods. As of December 31, 2019, there were 1.1 million contingently issuable stock-based awards outstanding that were excluded from the diluted earnings per share calculation because the contingencies had not been met.

As of December 31, 2018, there were less than 0.1 million anti-dilutive weighted stock-based awards outstanding for the three and twelve month periods. As of December 31, 2018, there were 1.1 million contingently issuable stock-based awards outstanding that were excluded from the diluted earnings per share calculation because the contingencies had not been met.

Exhibit 99.1

SCHEDULE 4
TRANSUNION AND SUBSIDIARIES
Effective Tax Rate and Adjusted Effective Tax Rate (Unaudited)
(dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Income before income taxes	$106.2	$87.9	$440.5	$343.5
Total adjustments before income tax items from schedule 3	92.8	86.5	300.1	324.7
Noncontrolling interest portion of Adjusted Net Income adjustments	0.3	—	7.3	—
Adjusted income before income taxes	$199.2	$174.4	$747.9	$668.2

(Provision) benefit for income taxes	(19.7)	17.6	(83.9)	(54.5)
Adjustments for income taxes:
Tax effect of above adjustments(1)	(21.2)	(22.1)	(64.4)	(72.3)
Eliminate impact of excess tax benefits for share compensation(2)	(7.2)	(4.5)	(39.1)	(30.2)
Release of valuation allowances on FTC carryforwards(4)	—	(33.4)	—	(33.4)
Eliminate one time impact of tax reform items(3)	—	(0.4)	—	5.3
Other(5)	(3.7)	(2.2)	(12.1)	4.9
Total adjustments for income taxes	(32.2)	(62.6)	(115.6)	(125.7)
Adjusted provision for income taxes	$(51.9)	$(45.0)	$(199.4)	$(180.2)

Effective tax rate	18.6%	(20.0)%	19.0%	15.9%
Adjusted Effective Tax Rate	26.0%	25.8%	26.7%	27.0%
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)	Tax rates used to calculate the tax expense impact are based on the nature of each item.

(2)	Eliminates the impact of excess tax benefits for share compensation.

(3)
Eliminates one time impacts of tax reform, including remeasurement of domestic deferred tax balances at the new 21% tax rate and mandatory repatriation of unremitted earnings (net of previously recorded reserves).

(4)	Eliminates impact of state tax rate changes on deferred taxes, valuation allowances on foreign net operating losses, and valuation allowances on capital losses and other discrete adjustments.

Exhibit 99.1

SCHEDULE 5
TRANSUNION AND SUBSIDIARIES
Segment Depreciation and Amortization (Unaudited)
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
U.S. Markets	$55.6	$51.5	$225.0	$191.2
International	30.2	32.1	118.6	98.4
Consumer Interactive	3.6	3.2	13.3	12.2
Corporate	1.4	1.3	5.2	5.1
Total depreciation and amortization	$90.7	$88.1	$362.1	$306.9
As a result of displaying amounts in millions, rounding differences may exist in the table above.

Exhibit 99.1

SCHEDULE 6
TRANSUNION AND SUBSIDIARIES
Reconciliation of Non-GAAP Guidance (Unaudited)
(dollars in millions)

	Three Months Ending March 31, 2020		Twelve Months Ending December 31, 2020
	Low	High	Low	High
Guidance reconciliation of GAAP revenue to Adjusted Revenue:
GAAP revenue	$681	$685	$2,857	$2,872
Acquisitions revenue-related adjustment(1)	—	—	—	—
Adjusted Revenue	$681	$685	$2,857	$2,872

Guidance reconciliation of net income attributable to TransUnion to Adjusted EBITDA:
Net income attributable to TransUnion	$87	$88	$384	$392
Interest, taxes and depreciation and amortization	158	158	640	643
EBITDA	244	247	1,024	1,034
Acquisitions revenue-related adjustment(1)	—	—	—	—
Stock-based compensation, mergers, acquisitions divestitures and business optimization-related expenses and other adjustments(1)	17	17	116	116
Adjusted EBITDA	$261	$264	$1,141	$1,151

Guidance Reconciliation of diluted earnings per share from continuing operations to Adjusted Diluted Earnings per Share from Continuing Operations:
Diluted earnings per share	$0.45	$0.46	$1.99	$2.03
Adjustments to diluted earnings per share(1)	0.24	0.24	1.15	1.15
Adjusted Diluted Earnings per Share from Continuing Operations	$0.69	$0.70	$3.14	$3.18
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)	These adjustments include the same adjustments we make to our Adjusted Revenue, Adjusted EBITDA and Adjusted Net Income as discussed in the Non-GAAP Financial Measures section of our earnings release.